Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS FIRST QUARTER 2021 RESULTS

First Quarter Revenue of $318 Million - 38% Growth Year over Year

SMB Delivers Double Digit Year over Year Growth in First Quarter

SAN JOSE, California – April 21, 2021 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported financial results for the first quarter ended March 28, 2021.

•	First quarter 2021 net revenue of $317.9 million, an increase of 38.3% from the comparable prior year quarter.
•	First quarter 2021 GAAP operating income of $31.3 million, or 9.9% of net revenue, as compared to operating income of $0.7 million, or 0.3% of net revenue, in the comparable prior year quarter.
◦

First quarter 2021 non-GAAP operating income of $42.3 million, a record for the company, or 13.3% of net revenue, as compared to $8.2 million, or 3.6% of net revenue, in the comparable prior year quarter.

•	First quarter 2021 GAAP net income per diluted share of $0.72, as compared to net loss per diluted share of $0.14 in the comparable prior year quarter.
◦	First quarter 2021 non-GAAP net income per diluted share of $0.99, as compared to $0.21 in the comparable prior year quarter.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “With both businesses performing well, Q1 marks a strong beginning to the year for us. The NETGEAR team again navigated the ongoing challenges in the supply chain to deliver strong revenue growth. Our revenue came in at $317.9 million for year over year growth of 38.3%, and we delivered record non-GAAP operating profit of $42.3 million, a non-GAAP operating margin of 13.3%. The higher than anticipated demand for SMB products propelled us over the high end of our topline guidance range. Non-GAAP operating margin significantly exceeded expectations, buoyed by a higher mix of SMB and higher margin e-commerce revenue as well as lower air freight expense.”

Mr. Lo continued, “Our outstanding first quarter was powered by strong demand across both of our businesses. Our SMB business benefited from the reopening of economies worldwide, notching strong sequential growth of 8.5% and year over year growth of 17.9%. Our CHP business again saw strong growth year on year, led by the premium segment, and we continue to hold a leading market share position in this fast growing, highly lucrative segment. This allowed us to gain share globally, and most notably we saw our US market share in consumer WiFi climb two points in the first quarter. All of this has translated into continued success in our efforts to grow our recurring subscription services business, as we added 44,000 subscribers, exiting the quarter with 481,000, and keeping us on track to reach our goal of 650,000 subscribers by the end of the year.”

Bryan Murray, Chief Financial Officer of NETGEAR, added, “We had another solid quarter of cash flow, generating $13.7 million in cash from operations in the first quarter, while with strong operational execution, we were also able to make further progress replenishing our inventory, all while using less air freight than originally expected. Preserving strong liquidity and generating cash remain paramount as the pandemic continues into 2021.”

Business Outlook

Mr. Murray continued, “While we expect supply constraints to ease, our second quarter net revenue is expected to be in the range of $305 million to $320 million. Our GAAP operating margin for the second quarter is expected to be in the range of 6.5% to 7.5%, and non-GAAP operating margin is expected to be in the range of 9.0% to 10.0%. Given continuing challenges in moving freight for global supply chains, we have seen the costs for sea freight increase meaningfully. Also, as we enter the second quarter with a healthier inventory position in the channel, we expect to selectively participate in promotional activities planned by some key channel partners, which will steer us towards further share gains. Our GAAP tax rate is expected to be approximately 27%, and our non-GAAP tax rate is expected to be 24.5% for the second quarter of 2021. While we are confident in our ability to provide guidance at this time, we do so with the caveat that, while conditions are improving, considerable uncertainty remains in the market due to the COVID-19 pandemic and, should unforeseen events occur, in particular challenges related to transportation delays into any of our regional distribution centers, our actual results could differ from the foregoing guidance.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	June 27, 2021
	Operating Margin Rate	Tax Rate

GAAP	6.5% - 7.5%	27.0%
Estimated adjustments for[1]:
Amortization of intangibles	0.1%	-
Stock-based compensation expense	2.2%	-
Restructuring and other charges	0.2%	-
Non-GAAP tax adjustments	-	(2.5)%
Non-GAAP	9.0% - 10.0%	24.5%

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the first quarter results and discuss management's expectations for the second quarter of 2021 today, Wednesday, April 21, 2021 at 5 p.m. ET (2 p.m. PT). The toll free dial-in number for the live audio call is (844) 709-2008. The international dial-in number for the live audio call is (647) 253-8663. The conference ID for the call is 2708348. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

For more than 25 years, NETGEAR® (NASDAQ: NTGR) has been the innovative leader in connecting the world to the internet with advanced networking technologies for homes, businesses and service providers around the world. As staying connected has become more important than ever, NETGEAR delivers award-winning network solutions for remote work, distance learning, ultra high def streaming, online game play and more. To enable people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to providing a range of connected solutions. From ultra-premium Orbi Mesh WiFi systems and high performance Nighthawk routers, to high-speed cable modems and 5G mobile wireless products to cloud-based subscription services for network management and security, to smart networking products and Video over Ethernet for Pro AV applications, NETGEAR keeps you connected. NETGEAR is headquartered in San Jose, California. Learn more on the NETGEAR Investor Page or by calling (408) 907-8000. Connect with NETGEAR: Twitter, Facebook, Instagram, LinkedIn and the NETGEAR blog at NETGEAR.com.

© 2021 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders.  The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding continued profitability and cash generation; expectations regarding continuing market demand for the Company’s products and the Company’s ability to innovate and respond to this demand; the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth and market share gain; expectations regarding the easing of supply constraints; expectations regarding the ability to participate in promotional activities leading to further market share gains; expectations regarding expected tax rates; and expectations regarding NETGEAR's paid subscriber base growth. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: uncertainty surrounding the duration and impact of the global COVID-19 pandemic, including with respect to the Company’s supply chain and potential disruptions in the Company’s transportation network, including with respect to the Company’s distribution centers; future demand for the Company's products may be lower than anticipated; the Company may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products; consumers may choose not to adopt the Company's new product offerings or adopt competing products; the Company may be unable to continue to grow its number of registered users, its number of registered app users and/or its paid subscriber base; product performance may be adversely affected by real world operating conditions; the Company may fail to manage costs, including the cost of air freight and ocean freight and the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers, including the Company’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part I - Item 1A. Risk Factors” in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission on February 16, 2021. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of our on-going operating results;
•	the ability to better identify trends in our underlying business and perform related trend analyses;
•	a better understanding of how management plans and measures our underlying business; and
•	an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units, performance shares and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of
	March 28, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$363,514	$346,460
Short-term investments	7,142	6,858
Accounts receivable, net	312,922	337,052
Inventories	215,705	172,112
Prepaid expenses and other current assets	31,592	30,696
Total current assets	930,875	893,178
Property and equipment, net	14,897	16,080
Operating lease right-of-use assets, net	27,743	29,411
Intangibles, net	2,409	3,899
Goodwill	80,721	80,721
Other non-current assets	80,770	82,750
Total assets	$1,137,415	$1,106,039

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$87,348	$90,902
Accrued employee compensation	26,648	35,020
Other accrued liabilities	220,322	218,375
Deferred revenue	15,134	13,458
Income taxes payable	11,876	7,318
Total current liabilities	361,328	365,073
Non-current income taxes payable	20,906	19,174
Non-current operating lease liabilities	24,050	25,512
Other non-current liabilities	6,708	6,896
Total liabilities	412,992	416,655
Stockholders’ equity:
Common stock	31	30
Additional paid-in capital	896,710	882,709
Accumulated other comprehensive income (loss)	6	(35)
Accumulated deficit	(172,324)	(193,320)
Total stockholders’ equity	724,423	689,384
Total liabilities and stockholders’ equity	$1,137,415	$1,106,039

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended
	March 28, 2021	December 31, 2020	March 29, 2020

Net revenue	$317,925	$367,073	$229,963
Cost of revenue	206,984	255,957	163,722
Gross profit	110,941	111,116	66,241
Gross margin	34.9%	30.3%	28.8%
Operating expenses:
Research and development	23,829	23,376	19,739
Sales and marketing	37,815	40,645	33,031
General and administrative	15,405	16,066	13,134
Other operating expenses (income), net	2,565	(2,813)	(332)
Total operating expenses	79,614	77,274	65,572
Income from operations	31,327	33,842	669
Operating margin	9.9%	9.2%	0.3%
Interest income	10	27	262
Other income (expense), net	(562)	(390)	(4,586)
Income (loss) before income taxes	30,775	33,479	(3,655)
Provision for income taxes	7,815	2,531	518
Net income (loss)	$22,960	$30,948	$(4,173)

Net income (loss) per share:
Basic	$0.75	$1.02	$(0.14)
Diluted	$0.72	$0.99	$(0.14)

Weighted average shares used to compute net income (loss) per share:
Basic	30,665	30,331	29,583
Diluted	31,814	31,235	29,583

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	March 28, 2021	December 31, 2020	March 29, 2020

GAAP gross profit	$110,941	$111,116	$66,241
GAAP gross margin	34.9%	30.3%	28.8%
Amortization of intangibles	179	178	178
Stock-based compensation expense	834	962	705
Non-GAAP gross profit	$111,954	$112,256	$67,124
Non-GAAP gross margin	35.2%	30.6%	29.2%

GAAP research and development	$23,829	$23,376	$19,739
Stock-based compensation expense	(1,146)	(1,304)	(1,034)
Non-GAAP research and development	$22,683	$22,072	$18,705

GAAP sales and marketing	$37,815	$40,645	$33,031
Amortization of intangibles	(1,266)	(1,266)	(1,341)
Stock-based compensation expense	(1,780)	(2,038)	(1,779)
Non-GAAP sales and marketing	$34,769	$37,341	$29,911

GAAP general and administrative	$15,405	$16,066	$13,134
Stock-based compensation expense	(3,200)	(3,475)	(2,818)
Non-GAAP general and administrative	$12,205	$12,591	$10,316

GAAP other operating expenses (income), net	$2,565	$(2,813)	$(332)
Change in fair value of contingent consideration	—	3,204	222
Restructuring and other charges	(2,270)	(391)	135
Litigation reserves, net	(295)	—	(25)
Non-GAAP other operating expenses, net	$—	$—	$—

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 28, 2021	December 31, 2020	March 29, 2020

GAAP total operating expenses	$79,614	$77,274	$65,572
Amortization of intangibles	(1,266)	(1,266)	(1,341)
Stock-based compensation expense	(6,126)	(6,817)	(5,631)
Change in fair value of contingent consideration	—	3,204	222
Restructuring and other charges	(2,270)	(391)	135
Litigation reserves, net	(295)	—	(25)
Non-GAAP total operating expenses	$69,657	$72,004	$58,932

GAAP operating income	$31,327	$33,842	$669
GAAP operating margin	9.9%	9.2%	0.3%
Amortization of intangibles	1,445	1,444	1,519
Stock-based compensation expense	6,960	7,779	6,336
Change in fair value of contingent consideration	—	(3,204)	(222)
Restructuring and other charges	2,270	391	(135)
Litigation reserves, net	295	—	25
Non-GAAP operating income	$42,297	$40,252	$8,192
Non-GAAP operating margin	13.3%	11.0%	3.6%

GAAP other income (expense), net	$(562)	$(390)	$(4,586)
Gain/loss on investments, net	49	850	4,530
Non-GAAP other income (expense), net	$(513)	$460	$(56)

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 28, 2021	December 31, 2020	March 29, 2020

GAAP net income (loss)	$22,960	$30,948	$(4,173)
Amortization of intangibles	1,445	1,444	1,519
Stock-based compensation expense	6,960	7,779	6,336
Change in fair value of contingent consideration	—	(3,204)	(222)
Restructuring and other charges	2,270	391	(135)
Litigation reserves, net	295	—	25
Gain/loss on investments, net	49	850	4,530
Non-GAAP tax adjustments	(2,416)	(7,246)	(1,511)
Non-GAAP net income	$31,563	$30,962	$6,369

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$0.72	$0.99	$(0.14)
Amortization of intangibles	0.05	0.05	0.05
Stock-based compensation expense	0.22	0.25	0.21
Change in fair value of contingent consideration	—	(0.10)	(0.01)
Restructuring and other charges	0.07	0.01	(0.00)
Litigation reserves, net	0.01	—	0.00
Gain/loss on investments, net	0.00	0.03	0.15
Non-GAAP tax adjustments	(0.08)	(0.24)	(0.05)
Non-GAAP net income per diluted share [1]	$0.99	$0.99	$0.21

Shares used in computing GAAP net income (loss) per diluted share	31,814	31,235	29,583
Shares used in computing non-GAAP net income per diluted share	31,814	31,235	30,045

1 The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The GAAP net loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the non-GAAP net income per diluted share calculation.

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	March 28, 2021	December 31, 2020	September 27, 2020	June 28, 2020	March 29, 2020

Cash, cash equivalents and short-term investments	$370,656	$353,318	$306,818	$258,552	$209,714
Cash, cash equivalents and short-term investments per diluted share	$11.65	$11.31	$9.98	$8.60	$6.98

Accounts receivable, net	$312,922	$337,052	$340,004	$277,490	$257,582
Days sales outstanding (DSO)	86	87	82	90	100

Inventories	$215,705	$172,112	$144,302	$150,585	$180,602
Ending inventory turns	3.8	5.9	7.3	5.3	3.6

Weeks of channel inventory:
U.S. retail channel	11.8	8.6	5.7	6.4	7.0
U.S. distribution channel	3.6	4.9	2.8	4.2	5.7
EMEA distribution channel	4.9	5.7	6.8	4.7	6.7
APAC distribution channel	7.6	8.2	10.1	11.9	8.3

Deferred revenue (current and non-current)	$18,116	$16,623	$13,813	$10,792	$8,963

Headcount	775	818	803	788	797
Non-GAAP diluted shares	31,814	31,235	30,741	30,070	30,045

NET REVENUE BY GEOGRAPHY

	Three Months Ended
	March 28, 2021		December 31, 2020		March 29, 2020

Americas	$219,150	69%	$259,644	71%	$158,190	69%
EMEA	61,090	19%	67,453	18%	42,148	18%
APAC	37,685	12%	39,976	11%	29,625	13%
Total	$317,925	100%	$367,073	100%	$229,963	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended
	March 28, 2021	December 31, 2020	March 29, 2020

Connected Home	$240,918	$296,126	$164,663
SMB	77,007	70,947	65,300
Total net revenue	$317,925	$367,073	$229,963

SERVICE PROVIDER NET REVENUE

	Three Months Ended
	March 28, 2021	December 31, 2020	March 29, 2020

Connected Home	$22,238	$48,532	$26,687
SMB	799	770	797
Total service provider net revenue	$23,037	$49,302	$27,484